SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 11, 2016

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Varian Medical Systems, Inc. (the “Company”) was held on February 11, 2016 (the “Stockholders’ Meeting”). The Company’s stockholders voted on the following three proposals at the Stockholders’ Meeting and cast their votes as follows:

Proposal One:

The following individuals were elected to serve as directors for one-year terms ending with the 2017 Annual Meeting of Stockholders by the votes set forth in the following table:

	For	Withheld	Broker Non-Votes
R. Andrew Eckert	75,514,269	1,624,202	7,570,851
Mark R. Laret	57,023,899	20,114,572	7,570,851
Erich R. Reinhardt	76,395,367	743,104	7,570,851

Directors Susan L. Bostrom, Regina E. Dugan, Timothy E. Guertin, David J. Illingworth, Ruediger Naumann-Etienne, Venkatraman Thyagarajan and Dow R. Wilson continued in office following the Stockholders’ Meeting.

Proposal Two:

The stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes
69,960,223	6,923,915	254,333	7,570,851

Proposal Three:

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016 was ratified, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes(1)
81,741,977	2,800,025	167,320	--

(1)	Pursuant to the rules of the New York Stock Exchange, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: February 12, 2016